UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 27, 2021

EASTGROUP PROPERTIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	1-07094	13-2711135
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 W. Parkway Place, Suite 100, Ridgeland, MS 39157
(Address of Principal Executive Offices, including zip code)

(601) 354-3555
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	EGP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On May 27, 2021, EastGroup Properties, Inc. (the “Company”) held its 2021 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders voted, among other things, to approve the amendment and restatement of the Company’s charter (the “Articles of Amendment and Restatement”) and bylaws (the “Amended and Restated Bylaws”) to allow the Company’s bylaws to be amended by a majority of shareholder votes, which right will be concurrent with the right of the Board of Directors of the Company (the “Board”) to amend the bylaws.
The Articles of Amendment and Restatement amend Section 7 of Article VI of the Company’s charter so that shareholders can amend the bylaws by the affirmative vote of a majority of all votes entitled to be cast on the matter and amend Article IX(b) of the charter so that the future amendment or repeal of the bylaw amendment provision in Article IX of the charter does not require the affirmative vote of the holders of not less than 80% of all the votes entitled to be cast on the matter. The Articles of Amendment and Restatement also contain certain other conforming changes and minor updates.
The Amended and Restated Bylaws amend Article XV of the Company’s bylaws to permit the shareholders of the Company to amend the bylaws by the affirmative vote of a majority of all votes entitled to be cast on the matter pursuant to a binding proposal submitted by certain qualifying shareholders. The right to amend the Amended and Restated Bylaws is subject to additional eligibility, procedural and disclosure requirements set forth in Article XV of the Amended and Restated Bylaws. The Amended and Restated Bylaws also contain certain other conforming changes and minor updates.
The Articles of Amendment and Restatement became effective upon the filing with the Maryland State Department of Assessments and Taxation on May 28, 2021, and the Amended and Restated Bylaws were effective concurrently with the acceptance for record of the Articles of Amendment and Restatement.
The summaries of the Articles of Amendment and Restatement and the Amended and Restated Bylaws above are qualified in their entirety by the Articles of Amendment and Restatement and the Amended and Restated Bylaws filed herewith as Exhibit 3.1 and 3.2 to this report, which are incorporated herein by reference.

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Item 5.07    Submission of Matters to a Vote of Security Holders.
At the Annual Meeting, the Company’s shareholders (i) elected each of D. Pike Aloian, H. Eric Bolton, Jr., Donald F. Colleran, Hayden C. Eaves, III, David H. Hoster II, Marshall A. Loeb, Mary E. McCormick and Katherine M. Sandstrom to the Board, (ii) ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021, (iii) approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers, and (iv) approved the amendment and restatement of the Company's charter and bylaws to allow the bylaws to be amended by a majority of stockholder votes.
The results of the voting for the eight director nominees were as follows:

Name	Affirmative	Negative	Abstentions	Broker Non-Votes
D. Pike Aloian	31,571,136	4,246,509	27,738	1,910,913
H. Eric Bolton, Jr.	35,521,410	299,022	24,951	1,910,913
Donald F. Colleran	28,664,540	7,155,893	24,950	1,910,913
Hayden C. Eaves, III	34,029,672	1,790,394	25,317	1,910,913
David H. Hoster II	34,389,886	1,430,514	24,983	1,910,913
Marshall A. Loeb	35,318,157	505,318	21,908	1,910,913
Mary E. McCormick	33,714,335	2,109,180	21,868	1,910,913
Katherine M. Sandstrom	35,688,841	134,671	21,871	1,910,913
The results of the voting for the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 were as follows:

Affirmative	Negative	Abstentions
36,959,332	772,243	24,721
The results of the non-binding advisory vote on the compensation of the Company’s named executive officers were as follows:

Affirmative	Negative	Abstentions	Broker Non-Votes
35,281,528	517,448	46,407	1,910,913
The results of the voting for the amendment and restatement of the Company's charter and bylaws to allow the bylaws to be amended by a majority of stockholder votes were as follows:

Affirmative	Negative	Abstentions	Broker Non-Votes
35,793,021	25,880	26,482	1,910,913

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Articles of Amendment and Restatement of EastGroup Properties, Inc.
3.2	Amended and Restated Bylaws of EastGroup Properties, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    May 28, 2021

EASTGROUP PROPERTIES, INC.

By: /s/ BRENT W. WOOD
Brent W. Wood Executive Vice President, Chief Financial Officer and Treasurer

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